Exhibit 99.3

                                                  PHILLIPS PETROLEUM COMPANY
                                                  Public Relations
                                                  Bartlesville, Oklahoma 74004
                                                  http://www.phillips66.com

CONTACTS:                                                  FOR IMMEDIATE RELEASE
Kristi DesJarlais (Media)     918/661-6117
Howard Thill (Investors)      918/661-4757

        DUKE ENERGY AND PHILLIPS PETROLEUM ANNOUNCE DEFINITIVE AGREEMENT
              FORMING PREMIER GAS GATHERING AND PROCESSING COMPANY

    DUKE ENERGY AND PHILLIPS PETROLEUM EACH TO RECEIVE $1.2 BILLION IN CASH;
                           IPO PLANNED FOR NEW COMPANY

BARTLESVILLE, Okla., Dec. 16, 1999 --- Phillips Petroleum (NYSE: P) and Duke Energy (NYSE: DUK) today announced that they have signed definitive agreements to combine Duke Energy's gas gathering and processing businesses and Phillips Petroleum's Gas Processing and Marketing (GPM) unit to form a new midstream company to be called Duke Energy Field Services (DEFS). This new company will become the nation's largest midstream natural gas liquids business and the premier gatherer and processor of natural gas in the continental United States, with an expected enterprise value of between $5 billion and $6 billion. The definitive agreements have been unanimously approved by both companies' boards of directors. Due diligence has been completed. The transaction is expected to close by the end of the first quarter 2000, subject to regulatory approval.

Under the terms of the agreement, the new company will seek to arrange
$2.4 billion of debt financing and, upon closing of the transaction, will make one-time cash distributions of $1.2 billion to both Duke Energy and Phillips Petroleum. In addition, the existing NGL arrangements between Phillips Petroleum and GPM will be maintained by the new company for an initial term of fifteen years. At closing, Duke Energy will own about 70 percent of the new company, and Phillips Petroleum will own about 30 percent.

During the first half of 2000, following completion of the transaction and subject to market conditions, it is expected that the new company will offer approximately 20 percent of its equity to the public in an initial public offering. The proceeds of the offering will be used to reduce debt incurred by the new company in the transaction. DEFS will provide investors the opportunity to participate directly in the future growth and consolidation of the gas gathering and processing industry. Given the company's size and access to the capital markets, it will immediately have the flexibility to pursue its growth opportunities.

                                    - more -

Duke Energy and Phillips Petroleum Announce Definitive Agreement
Forming Premier Gas Gathering and Processing Company
Page 2

The agreements governing DEFS set forth a formula which adjusts Duke Energy's and Phillips Petroleum's post-IPO equity interests depending on the public market valuation of the new company. Accordingly, assuming a value range for the new company between $5 billion and $6 billion, Duke Energy's post-IPO equity ownership in the new company would range between 55 and 57 percent, and Phillips Petroleum's post-IPO ownership would range between 23 and 25 percent. Duke Energy expects to consolidate the new company for financial reporting purposes; Phillips Petroleum expects to account for its ownership in DEFS on an equity basis.

Transaction Accretive to Both Duke Energy and Phillips Petroleum

The transaction will be immediately accretive to both Duke Energy and Phillips Petroleum.

The transaction will help move Duke Energy toward the top of its targeted range for growing earnings per share 8-10 percent annually. The $1.2 billion cash payment will reduce the need for Duke Energy to issue equity to fund its capital expenditure plans. Duke Energy is firmly focused on becoming the world's premier global energy merchant.

Phillips Petroleum expects to retain approximately $1.15 billion, after taxes, of the $1.2 billion that it will receive from this transaction. Phillips Petroleum's proceeds from the transaction will be used initially to reduce debt, as well as for other corporate purposes. As a result, Phillips Petroleum expects its net debt-to-capital ratio to decline from 47 percent to approximately
40 percent.

Richard B. Priory, chairman, president and chief executive officer of Duke Energy, said, "This innovative transaction demonstrates our ability to seize opportunities for growth and value creation. This transaction is the most recent and vivid example of Duke Energy's global energy merchant strategy. As the energy industry changes, there will be opportunities for those companies with the expertise, financial strength and assets to act quickly, decisively and creatively.

"All of our energy businesses are top tier performers. By combining the assets and people of Duke Energy's gas gathering and processing business with GPM, we are building a new market leader. And, with the prospect of an IPO, we'll tap new financing and ownership opportunities that will unlock the full value of the new company," Priory said.

James J. Mulva, chairman, president and chief executive of Phillips Petroleum, stated, "This transaction is an integral step in achieving our strategic objectives recently communicated to the financial community. It monetizes a substantial portion of the value of one of Phillips Petroleum's key non-E&P assets, thereby increasing Phillips Petroleum's financial flexibility to pursue attractive exploration and production growth opportunities. It also enhances and makes more transparent the value of our GPM asset.

                                    - more -

Duke Energy and Phillips Petroleum Announce Definitive Agreement
Forming Premier Gas Gathering and Processing Company
Page 3

"In Duke Energy, we have a company that intends to capture the potential in this business and has an excellent record as both an operator of assets and a builder of value. We are also maintaining both financial and operational integration between Phillips Petroleum and the midstream business. Financially, Phillips Petroleum will hold a significant ownership position in a publicly held midstream company, with a strong growth platform of high quality assets, financial resources and strong management. We believe the new company will have greater access to capital to grow its business than the GPM unit historically obtained as part of Phillips Petroleum. Operationally, we have ensured a continued NGL supply for our downstream businesses," Mulva concluded.

About the New Duke Energy Field Services

The new company will have a strong position in most of the significant hydrocarbon basins in the continental United States. The combined revenues and EBITDA for the two businesses in the third quarter of 1999 was $1.6 billion and $183 million, respectively. The new company will operate 67 plants and 57,000 miles of pipelines, and have an estimated17 TCF of contracted supply. It will process approximately 5 BCFD of raw gas, and produce 400,000 BPD of NGL. Duke Energy and Phillips Petroleum believe that the new company will realize synergies, primarily from operating efficiencies.

James W. Mogg, currently president of Duke Energy's gathering and processing business (also called Duke Energy Field Services), will become chairman, president, and chief executive officer of the new company. Michael J. Panatier, currently president and chief executive of GPM will become vice chairman.

"This combination represents the latest and most dramatic example of the restructuring and consolidation in the midstream gas business. It immediately creates shareholder value for both Duke Energy and Phillips Petroleum. By combining DEFS and GPM's businesses, we will have the best collection of people and assets in the gathering and processing industry. This transaction brings together the fastest growing midstream business, DEFS, with one of the most experienced, GPM. Additionally, Phillips Petroleum's assets and gas contracts provide additional balance to our existing business," said Mogg.

The new company will be governed by a board of directors which will initially consist of 3 directors to be chosen by Duke Energy and 2 directors to be selected by Phillips Petroleum. Messrs. Priory and Mulva, have agreed to serve on the DEFS board. Following the IPO, the board will be expanded from 5 to 11; Duke Energy will choose 7 members (2 of whom will be independent) and Phillips Petroleum will choose 4 (1 of whom will be independent).

DEFS will be headquartered in Denver, Colorado.

                                    - more -

Duke Energy and Phillips Petroleum Announce Definitive Agreement
Forming Premier Gas Gathering and Processing Company
Page 4

Duke Energy's existing midstream business is the largest U.S. producer of NGL, one of the largest natural gas gatherers and marketers and one of the largest NGL marketers. In 1999, DEFS became the industry's top NGL producer by acquiring UPR's natural gas gathering, processing, fractionation and NGL pipelines for $1.35 billion. The company operates 52 plants today in Wyoming, Colorado, Kansas, Oklahoma, New Mexico, Texas, along the Gulf Coast and in northwestern Alberta, Canada.

Phillips Petroleum's NGL business, GPM, has operated Phillips Petroleum's gas gathering and processing units in the continental United States since 1992. GPM operates 15 plants in Texas, New Mexico and Oklahoma.

The NGL industry provides processing of natural gas and fractionation of natural gas liquids to produce liquid products such as ethane, propane, butanes and natural gasolines. Customers of the NGL business include gas and crude producers, refineries, petrochemical plants and propane distributors.

Morgan Stanley Dean Witter acted as financial advisor to Duke Energy and Merrill Lynch & Co. acted as financial advisor to Phillips Petroleum.

Phillips Petroleum is an integrated petroleum company engaged in oil and gas exploration and production worldwide; refining, marketing and transportation operations primarily in the United States; chemicals and plastics manufacturing and sales around the globe; and technology development. Founded in Bartlesville, Okla., in 1917, the company has 16,200 employees, $15 billion of assets and $13 billion of revenues on an annual basis.

                                    - # # # -

      CAUTIONARY STATEMENT FOR THE PURPOSES OF THE "SAFE HARBOR" PROVISIONS
             OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This release contains forward-looking statements about Phillips' production, exploration, and other operating results. These statements are not guarantees of future performance, involve certain risks, uncertainties, and assumptions that are difficult to predict, and are based upon assumptions as to future events that may not prove accurate. Therefore, actual outcomes and results may differ materially from what is expressed herein. Among the factors that could cause such differences are crude oil and natural gas prices; refining and marketing margins; potential failure to achieve, and potential delays in achieving, expected production from existing and future oil and gas development projects; and potential disruption or interruption of the Company's production facilities due to accidents or political events. Such matters are detailed in the Company's publicly available filings with the Securities and Exchange Commission. Copies of the company's filings with the SEC are available free by calling Phillips at 918-661-3700. These reports are also available on the company's web site at http://www.phillips66.com.


--------------------------------------------------------------------------------
   PUBLIC RELATIONS: Rob Phillips 918/661-9326 Kristi DesJarlais 918/661-6117
                        Cheryl Finkenbinder 918/661-6172